SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )



Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               CEL-SCI CORPORATION
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[  ]  $500 per each party to the  controversy  pursuant  to  Exchange  Act Rule
      14a-6(i)(3)

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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   4) Proposed maximum aggregate value of transaction:

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[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

         ----------------------------------------------------------------

    2)   Form, Schedule or Registration No.:

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    3)   Filing Party:

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    4)   Date Filed:

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


                      CEL-SCI CORPORATION 8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                           NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD MARCH 17, 2000

To the Shareholders:

    Notice is hereby given that the annual meeting of the shareholders of CEL-SCI Corporation (the "Company") will be held at Tyson's Corner Marriott, 8028 Leesburg Pike, Vienna, Virginia 22182 on March 17, 2000, at 10:00 A.M., for the following purposes:

    (1) to elect the directors who shall constitute the Company's Board of Directors for the ensuing year;

    (2) to approve the adoption of the Company's year 2000 Incentive Stock Option Plan which provides that up to 500,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Incentive Stock Option Plan.

    (3) to approve the adoption of the Company's year 2000 Non-Qualified Stock Option Plan which provides that up to 500,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Non-Qualified Stock Option Plan.

    (4) to approve the adoption of the Company's year 2000 Stock Bonus Plan which provides that up to 200,000 shares of common stock may be issued to persons granted stock bonuses pursuant to the Stock Bonus Plan.

    (5) to ratify the appointment of Deloitte & Touche as the Company's independent accountants for the fiscal year ending September 30, 2000;

      to transact such other business as may properly come before the meeting.

    February 24, 2000 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of February 24, 2000, there were 18,977,351 shares of the Company's Common Stock issued and outstanding.

                                       CEL-SCI CORPORATION

February 25, 2000                      By  Geert R. Kersten
                                           -------------------------------------
                                           Chief Executive Officer

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND SIGN, DATE AND RETURN THE PROXY CARD. TO SAVE THE COST OF FURTHER SOLICITATION PLEASE MAIL YOUR PROXY CARD PROMPTLY.

                      CEL-SCI CORPORATION 8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                                 PROXY STATEMENT

    The accompanying proxy is solicited by the Company's directors for voting at the annual meeting of shareholders to be held on March 17, 2000, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about February 25, 2000.

    There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of Common Stock voting in person or represented by proxy is required to elect directors and to approve the other proposals to come before the meeting. Cumulative voting in the election of directors is not permitted. The adoption of any other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

    Shares of the Company's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the special meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will have the same effect as votes against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

    The following table sets forth, as of February 24, 2000, information with respect to the shareholdings of (i) each person owning beneficially 5% or more of the Company's Common Stock (ii) each officer who received compensation in excess of $100,000 during the Company's most recent fiscal year and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of Common Stock.

                                     Number of             Percent of
Name and Address                     Shares (1)             Class  (4)
----------------                    -----------          -------------

Maximilian de Clara                    296,667                1.5%
Bergstrasse 79
6078 Lungern,
Obwalden, Switzerland

Geert R. Kersten                     1,057,849 (2)            5.3%
8229 Boone Blvd.
Suite 802
Vienna, Virginia 22l82

Patricia B. Prichep                    155,736                   *
8229 Boone Blvd.
Suite 802
Vienna, Virginia 22l82

M. Douglas Winship                      78,860                   *
8229 Boone Blvd.
Suite 802
Vienna, Virginia 22l82

Eyal Talor, Ph.D.                       98,539                   *
8229 Boone Blvd.
Suite 802
Vienna, Virginia 22l82

Prem Sarin, Ph.D.                      112,336                   *
8229 Boone Blvd.
Suite 802
Vienna, Virginia 22l82

Daniel Zimmerman, Ph.D.                108,048                   *
8229 Boone Blvd.
Suite 802
Vienna, Virginia 22l82

Michael Luecke                          31,074                   *
8229 Boone Blvd.
Suite 802
Vienna, Virginia 22l82

Alexander G. Esterhazy                  20,000                   *
20 Chemin de Pre-Poiset
CH-1253 Vandoeuvres
Geneva, Switzerland

John M. Jacquemin                      230,951 (3)               *
8614 Westwood Center Drive
Vienna, VA  22182

All Officers and Directors            _________                _____
as a Group (10 persons)               2,190,060                10.8%
                                     ==========                -----

*Less than 1%


(1) Includes shares issuable prior to May 17, 2000 upon the exercise of options or warrants granted to the following persons:

                                          Options or Warrants Exercisable
         Name                                    Prior to May 17, 2000

         Maximilian de Clara                       296,667
         Geert R. Kersten                          945,001
         Patricia B. Prichep                       147,667
         M. Douglas Winship                         72,000
         Eyal Talor, Ph.D.                          90,500
         Prem Sarin, Ph.D.                         106,500
         Daniel Zimmerman, Ph.D.                    82,667
         Michael Luecke                             25,000
         Alexander Esterhazy                        20,000
         John Jacquemin                             20,000

(2) Amount includes shares held in trust for the benefit of Mr. Kersten's minor children. Geert R. Kersten is the stepson of Maximilian de Clara.

(3) Includes shares registered in the name of Mooring Capital Fund. Mr. Jacquemin may be deemed the beneficial owner of the shares held by Mooring Capital Fund.

(4) Amount excludes shares which may be issued upon the exercise or conversion of other options, warrants and other convertible securities previously issued by the Company.

ELECTION OF DIRECTORS

    Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the current directors listed below to serve as members of the board of directors until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

    All current directors have consented to stand for re-election. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.

    Certain information concerning the Company's officers and the nominees to the Board of Directors follows:

Name                    Age            Position

Maximilian de Clara     70        President and a Director
Geert R. Kersten, Esq.  41        Chief Executive Officer, Secretary, Treasurer
                                  and a Director
Patricia B. Prichep     48        Senior Vice President of Operations
M. Douglas Winship      51        Senior Vice President of Regulatory Affairs
                                  and Quality Assurance
Eyal Talor, Ph.D.       43        Senior Vice President of Research and
                                  Manufacturing
Prem S. Sarin, Ph.D.    65        Senior Vice President of Research, Infectious
                                  Diseases
Daniel H. Zimmerman,
  Ph.D.                 58        Senior Vice President of Research, Cellular
                                  Immunology
Michael Luecke          58        Senior Vice President of Business Development
Alexander G. Esterhazy  56        Director
John M. Jacquemin       53        Director

    Mr. Maximilian de Clara, by virtue of his position as an officer and director of the Company, may be deemed to be the "parent" and "founder" of the Company as those terms are defined under applicable rules and regulations of the Securities and Exchange Commission.

    Maximilian de Clara. Mr. de Clara has been a director of the Company since its inception in March, l983, and has been president of the Company since July, l983. Prior to his affiliation with the Company, and since at least l978, Mr. de Clara was involved in the management of his personal investments and personally funding research in the fields of biotechnology and biomedicine. Mr. de Clara attended the medical school of the University of Munich from l949 to l955, but left before he received a medical degree. During the summers of l954 and l955, he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order "Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society.

     Geert R. Kersten, Esq. Mr. Kersten was Director of Corporate and Investment Relations for the Company between February, 1987 and October, 1987. In October of 1987, he was appointed Vice President of Operations. In December 1988, Mr. Kersten was appointed a director of the Company. Mr. Kersten also became the Company's secretary and treasurer in 1989. In May 1992, Mr. Kersten was appointed Chief Operating Officer and in February 1995, Mr. Kersten became the Company's Chief Executive Officer. In previous years, Mr. Kersten worked as a financial analyst with Source Capital, Ltd., an investment advising firm in McLean, Virginia. Mr. Kersten is a stepson of Maximilian de Clara, who is the President and a Director of the Company. Mr. Kersten attended George Washington University in Washington, D.C. where he earned a B.A. in Accounting and a M.B.A. with emphasis on International Finance. He also attended law school at American University in Washington, D.C. where he received a Juris Doctor degree.

     Patricia B. Prichep has been the Company's Senior Vice President of Operations since March 1994. Between December, 1992 and March 1994, Ms. Prichep was the Company's Director of Operations. From June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's Management, Systems and Support Department. Between 1982 and 1990, Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd.

    M. Douglas Winship has been the Company's Senior Vice President of Regulatory Affairs and Quality Assurance since April 1994. Between 1988 and April 1994, Mr. Winship held various positions with Curative Technologies, Inc., including Vice President of Regulatory Affairs and Quality Assurance (1991-1994).

    Eyal Talor, Ph.D. has been the Company's Senior Vice President of Research and Manufacturing since March 1994. From October 1993 until March 1994, Dr. Talor was Director of Research, Manufacturing and Quality Control, as well as the Director of the Clinical Laboratory, for Chesapeake Biological Laboratories, Inc. From 1991 to 1993, Dr. Talor was a principal scientist with SRA Technologies, Inc., as well as the director of SRA's Flow Cytometry Laboratory (1991-1993) and Clinical Laboratory (1992-1993). During 1992 and 1993, Dr. Talor was also the Regulatory Affairs and Safety Officer for SRA. Since 1987, Dr. Talor has held various positions with The John Hopkins University, including course coordinator for the School of Continuing Studies (1989-Present), research associate and lecturer in the Department of Immunology and Infectious Diseases (1987-1991), and adjunct associate professor (1991-present).

    Prem S. Sarin, Ph.D. has been the Company's Senior Vice President of Research, Infectious Diseases, since May 1, 1993. Dr. Sarin was an Adjunct Professor of Biochemistry at the George Washington University School of Medicine, Washington, D.C., from 1986 to 1992. From 1975 to 1991 Dr. Sarin held the position of Deputy Chief, Laboratory of Tumor Cell Biology at the National Cancer Institute (NCI), NIH, Bethesda, Maryland. Dr. Sarin was a Senior Investigator (1974-1975) and a Visiting Scientist (1972-1974) at the Laboratory of Tumor Cell Biology at NCI, NIH. From 1971 to 1972 Dr. Sarin held the position of Director, Department of Molecular Biology, Bionetics Research Laboratory, Bethesda, Maryland.

     Daniel H. Zimmerman, Ph.D. has been the Company's Vice President of Research, Cellular Immunology since January 1996. Dr. Zimmerman founded CELL MED, Inc. and was its president from 1987 to 1995. From 1973 to 1987 Dr. Zimmerman served in various positions at Electronucleonics, Inc. including Scientist, Senior Scientist, Technical Director and Program Manager. From 1969 to 1973 Dr. Zimmerman was a Senior Staff Fellow at NIH.

    Michael Luecke joined the Company as Senior Vice President of Business Development in June 1998. Mr. Luecke has over 20 years of business experience in pharmaceutical and biotechnology companies. He has held senior-level business development/licensing positions with Bristol-Myers, SmithKline and Ciba-Geigy, as well as several small biopharmaceutical companies.

    Alexander G. Esterhazy has been an independent financial advisor since November 1997. Between July 1991 and October 1997 Mr. Esterhazy was a senior partner of Corpofina S.A. Geneva, a firm engaged in mergers, acquisitions and portfolio management. Between January 1998 and July 1991 Mr. Esterhazy was a managing director of DG Bank in Switzerland. During this period Mr. Esterhazy was in charge of the Geneva, Switzerland branch of the DG Bank, founded and served as vice president of DG Finance (Paris) and was the President and Chief Executive officer of DG-Bourse, a securities brokerage firm.

      John M. Jacquemin has, since 1982, been the President of Mooring Financial Corporation, a company specializing in the origination, purchase and administration of commercial loan portfolios, equipment leases and real estate mortgages. Between 1977 and 1982 Mr. Jacquemin was Vice President of CFC Corporation, a company involved in title insurance, fire and casualty insurance, equipment leasing and real estate development.

    All of the Company's officers devote substantially all of their time on the Company's business.

     The Company's Board of Directors met four times during the year ending September 30, 1999. All of the Directors attended each of these meetings either in person or by telephone conference call. During the year ending September 30, 1999 the Company had an Audit Committee comprised of Geert Kersten, Alexander Esterhazy and John Jacquemin. The purpose of the Audit Committee is to review and approve the selection of the Company's auditors, review the Company's financial statements with the Company's independent auditors, and review and discuss the independent auditor's management letter relating to the Company's internal accounting controls. During the fiscal year ending September 30, 1999, the Audit Committee did not hold any meetings. During the year ending September 30, 1999 the Company had a Compensation Committee which, prior to April 19, 1999, was comprised of Maximilian de Clara, Mark Soresi and Donald Hudson (See "Legal Proceedings"). Subsequent to April 9, 1999, the Compensation Committee was comprised of Maximilian de Clara, Alexander Esterhazy and John Jacquemin. Pror to April 9, 1999 the Compensation Committee held one meeting. Subsequent to April 9, 1999 the Compensation Committee did ot formerly meet as a separate committee, but rather held its meetings in conjunction with the Company's Board of Director's meetings.

Executive Compensation

    The following table sets forth in summary form the compensation  received by
(i) the Chief Executive Officer of the Company and (ii) by each other executive officer of the Company who received in excess of $100,000 during the fiscal year ended September 30, 1999.

                                                      Re-                All
                                           Other      stric-             Other
                                           Annual     ted                Com-
                                           Compen-    Stock    Options   pensa-
Name and Princi-  Fiscal  Salary   Bonus   sation     Awards   Granted   tion
pal Position       Year     (1)      (2)     (3)        (4)      (5)      (6)

Maximilian          1999 $335,292    --   $72,945   $435,625  145,00   $   63
de Clara,           1998 $315,021    --   $81,709         --  164,000  $   73
President           1997 $319,104    --   $76,290         --  333,000  $   88

Geert R. Kersten,   1999 $268,480         $15,154    $10,000  145,000  $4,113
Chief Executive     1998 $229,533    --   $15,180     $7,500  164,000  $5,310
Officer, Secretary  1997 $228,888    --   $12,314         --  313,000  $8,888
and Treasurer

Patricia B. Prichep 1999 $107,936    --    $3,000     $6,476   79,500     $63
Senior Vice President
of Operations

M. Douglas Winship, 1999 $146,609    --    $2,400     $8,797   27,500     $63
Senior Vice President1998$136,918    --    $2,400     $6,240       --  $1,060
of Regulatory Affairs1997$129,926    --    $2,400         --   45,000  $3,152
and Quality Assurance

Eyal Talor, Ph.D.   1999 $139,085    --    $3,000     $8,345   30,000  $   63
Senior Vice President1998$130,845    --    $3,000     $5,769   27,000  $  958
of Research and     1997 $119,333    --    $3,000         --   58,000  $3,668
Manufacturing

Prem S. Sarin, Ph.D.1999 $124,199                     $7,452   42,00   $   63
Senior Vice Presi-  1998 $117,035    --        --     $5,326   39,000  $  929
Dent of Research,   1997 $113,385    --        --         --   34,000  $3,473
Infectious Diseases

Daniel Zimmerman,   1999 $114,806    --    $3,000     $6,888   45,000  $   63
 Ph.D.,             1998 $106,360    --    $3,000     $4,882   39,000  $  822
Senior Vice         1997 $104,000    --        --         --   34,000  $3,208
President of
Cellular Immunology

Michael Luecke,     1999 $150,000    --        --     $8,875      --      $63
Senior Vice President
of Business Development

(1) The dollar value of base salary (cash and non-cash) received.

(2) The dollar value of bonus (cash and non-cash) received.

(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property. Amounts in the table represent automobile, parking and other transportation expenses, plus, in the case of Maximilian de Clara and Geert Kersten, director's fees of $8,000.

(4) During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table. In the case of Mr. de Clara, the shares (200,000) were issued in consideration for past services rendered to the Company. In the case of all other persons listed in the table, the shares were issued as the Company's contribution on behalf of the named officer to the Company's 401(k) retirement plan. In January 2000 the Company's Board of Directors approved the issuance of an additional 200,000 shares of common stock to Mr. de Clara for past services rendered to the Company.

      As of September 30, 1999, the number of shares of the Company's common stock, owned by the officers included in the table above, and the value of such shares at such date, based upon the market price of the Company's common stock were:

         Name                       Shares            Value

         Maximilian de Clara       100,000         $269,000
         Geert R. Kersten          111,737         $300,573
         Patricia B. Prichep         7,336         $ 19,734
         M. Douglas Winship          5,867         $ 15,782
         Eyal Talor, Ph.D.           7,038         $ 18,932
         Prem S. Sarin, Ph.D.        4,993         $ 13,431
         Daniel Zimmerman, Ph.D.    24,602         $ 66,179
         Michael Luecke              5,074         $ 13,649

      Dividends may be paid on shares of restricted stock owned by the Company's officers and directors, although the Company has no plans to pay dividends.

(5) The shares of Common Stock to be received upon the exercise of all stock options granted during the periods covered by the Table. Includes certain options issued in connection with the Company's Salary Reduction Plans as well as certain options purchased from the Company. See "Options Granted During Fiscal Year Ending September 30, l999".

(6) All other compensation received that the Company could not properly report in any other column of the Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the premiums paid by, or on behalf of, the Company. Amounts in the table represent life insurance premiums.

Long Term Incentive Plans - Awards in Last Fiscal Year

         None.

Employee Pension, Profit Sharing or Other Retirement Plans

         During 1993 the Company implemented a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code and covering substantially all the Company's employees. Prior to January 1, 1998 the Company's contribution was equal to the lesser of 3% of each employee's salary, or 50% of the employee's contribution. Effective January 1, 1998 the plan was amended such that the Company's contribution is now made in shares of the Company's common stock as opposed to cash. Each participant's contribution is matched by the Company with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed the lesser of $1,000 or 6% of the participant's total compensation. The Company's contribution of common stock is valued each quarter based upon the closing price of the Company's common stock. The fiscal 1999 expenses for this plan were $86,954. Other than the 401(k) Plan, the Company does not have a defined benefit, pension plan, profit sharing or other retirement plan.

Compensation of Directors

         Standard Arrangements. The Company currently pays its directors $2,000 per quarter, plus expenses. The Company has no standard arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.

         Other Arrangements. The Company has from time to time granted options to its outside directors. See Stock Options below for additional information concerning options granted to the Company's directors.

Employment  Contracts

     In January 1996 the Company entered into a three-year employment agreement with Mr. de Clara. The employment agreement provided that during the period between January 2, 1996 and January 2, 1997, the Company would pay Mr. de Clara an annual salary of $300,000 and during the twelve month periods ending January 2, 1998 and 1999, the Company would pay Mr. de Clara a salary of $330,000 and $363,000 respectively. After January 2, 1999 the employment contract would continue until terminated by Mr. de Clara or the Company. Effective April 12, 1999, the Company entered into a new three-year employment agreement with Mr. de Clara. The employment agreement provides that the Company will pay Mr. de Clara an annual salary of $363,000 during the term of the agreement. In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of the Company, then the agreement allows Mr. de Clara to resign from his position at the Company and receive a lump-sum payment from the Company equal to 18 months salary. For purposes of the employment agreement, a change in the control of the Company means the sale of more than 50% of the outstanding shares of the Company's Common Stock, or a change in a majority of the Company's directors.

         Effective August 1, 1997, the Company entered into a three-year employment agreement with Mr. Kersten. The employment agreement provides that during the period between August 1, 1997 and July 31, 1998, the Company will pay Mr. Kersten an annual salary of $264,848. During the years ending July 31, 1999 and 2000, the Company will pay Mr. Kersten a salary of $291,333 and $320,466 respectively. In the event that there is a material reduction in Mr. Kersten's authority, duties or activities, or in the event there is a change in the control of the Company, the agreement allows Mr. Kersten to resign from his position at the Company and receive a lump-sum payment from the Company equal to 18 months salary. For purposes of the employment agreement, a change in the control of the Company means the sale of more than 50% of the outstanding shares of the Company's Common Stock, or a change in a majority of the Company's directors.

Compensation Committee Interlocks and Insider Participation

         The Company has a compensation committee comprised of Maximilian de Clara, Alexander Esterhazy and John Jacquemin. During the year ended September 30, 1999, Mr. de Clara was the only officer participating in deliberations of the Company's compensation committee concerning executive officer compensation.

         During the year ended September 30, 1999, no director of the Company was also an executive officer of another entity, which had an executive officer of the Company serving as a director of such entity or as a member of the compensation committee of such entity.

Stock Options

         The following tables set forth information concerning the options granted during the fiscal year ended September 30, 1999, to the persons named below, and the fiscal year-end value of all unexercised options (regardless of when granted) held by these persons.

                Options Granted During Fiscal Year Ending September 30, l999

                                                                            Potential
                         Individual Grants                             Realizable Value at
                            % of Total                                   Assumed Annual
                             Options                                  Rates of Stock Price
                            Granted to     Exercise                      Appreciation for
              Options      Employees in   Price Per   Expiration         Option Term (2)
 Name       Granted (#)    Fiscal Year     Share         Date            5%         10%
------     ------------   -------------   --------    -----------       ------------------
   10%

Maximilian   95,000 (1)                    $1.94       8/31/03          $38,950   $  85,500
de Clara     50,000                        $2.06       4/12/09          $65,000    $164,000
            --------
            145,000           21.4%

Geert R.    95,000 (1)                     $1.94       8/31/03          $38,950   $  85,500
Kersten     50,000                         $2.06       4/12/09          $65,000    $164,000
          --------
           145,000        21.4%

Patricia B. 47,500 (1)                     $1.94       8/31/03          $19,145     $42,750
Prichep     17,000                         $2.31      12/01/08          $24,650     $62,560
            15,000                         $2.06       4/12/99          $19,500     $49,200
           -------
            79,500        11.8%
           =======

M. Douglas  12,500 (1)                     $1.94       8/31/03         $  5,125     $11,250
Winship     15,000                         $2.06       4/12/09          $19,500     $49,200
           -------
            27,500           4%
           ========

Eyal        10,000 (1)                    $1.94       8/31/03          $  4,100    $  9,000
Talor, Ph.D. 20,000                       $2.06        8/2/09           $26,000     $65,600
            -------
            30,000         4.4%

Prem S.     30,000 (1)                    $1.94       8/31/03           $12,300     $27,000
Sarin, Ph.D. 12,000                       $2.50        5/3/09           $18,840     $47,812
            -------
            42,000         6.2%

Daniel      30,000 (1)                   $1.94       8/31/03            $12,300     $27,000
Zimmerman,  15,000                       $2.06       4/12/09            $19,500     $49,200
           -------
Ph.D.       45,000         6.6%

Michael         --          --             --             --                 --          --
Luecke          --          --             --             --                 --          --



(1) Options were granted in accordance with the Company's Salary Reduction Plan. Pursuant to the Salary Reduction Plan, any employee of the Company was allowed to receive options (exercisable at market price at time of grant) in exchange for a one-time reduction in such employee's salary.
(2) The potential realizable value of the options shown in the table assuming the market price of the Company's Common Stock appreciates in value from the date of the grant to the end of the option term at 5% or 10%.

                   Option Exercises and Year-End Option Values

                                                                  Value (in $)of
                                                                   Unexercised
                                                                     In-the-
                                                    Number of      Money Options
                                                   Unexercised       at Fiscal
                         Shares                    Options (3)     Year-End (4)
                       Acquired On     Value       Exercisable/     Exercisable/
Name                   Exercise (1) Realized (2)   Unexercisable   Unexercisable
----                   ------------ ------------   -------------   -------------

Maximilian de Clara        --           --       483,667/234,999      0/102,750
Geert R. Kersten           --           --       892,417/228,333  69,440/102,750
Patricia Prichep           --           --        137,334/92,166   6,200/51,535
M. Douglas Winship         --           --         52,000/42,500       0/18,825
Eyal Talor                 --           --          73,834/6,666       0/20,100
Prem S. Sarin              --           --         94,167/55,333   6,200/24,780
Daniel Zimmerman           --           --         71,667/58,333       0/31,950
Michael Luecke             --           --         25,000/75,000            -/-

(1) The number of shares received upon exercise of options during the fiscal year ended September 30, 1999.

(2) With respect to options exercised during the Company's fiscal year ended September 30, 1999, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of September 30, 1999, separated between those options that were exercisable and those options that were not exercisable.

(4) For all unexercised options held as of September 30, 1999, the market value of the stock underlying those options as of September 30, 1999.

Stock Option and Bonus Plans

         The Company has  Incentive  Stock  Option  Plans,  Non-Qualified  Stock
Option Plans and Stock Bonus Plans. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

       Incentive Stock Option Plan. The Incentive Stock Option Plans authorize the issuance of shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

         To be classified as incentive stock options under the Internal Revenue Code, options granted pursuant to the Plans must be exercised prior to the following dates:

         (a) The expiration of three months after the date on which an option holder's employment by the Company is terminated (except if such termination is due to death or permanent and total disability);

         (b) The expiration of 12 months after the date on which an option holder's employment by the Company is terminated, if such termination is due to the Employee's permanent and total disability;

         (c) In the event of an option holder's death while in the employ of the Company, his executors or administrators may exercise, within three months following the date of his death, the option as to any of the shares not previously exercised;

         The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

         Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of the Company may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plan may not be exercisable by its terms after ten years from the date of grant.

         The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of the Company's outstanding shares).

         Non-Qualified Stock Option Plan. The Non-Qualified Stock Option Plans authorize the issuance of shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plans. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of the Company's Common Stock on the date the option is granted.

         Stock Bonus Plan. Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

         Other Information Regarding the Plans. The Plans are administered by the Company's Board of Directors. The Directors serve for a one-year tenure and until their successors are elected. A Director may be removed at any time by the vote of a majority of the Company's shareholders. Any vacancies which may occur on the Board of Directors may be filled by the Board of Directors. The Board of Directors is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

         In the discretion of the Board of Directors, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company. At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Company), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Board of Directors payment for the shares of common stock underlying options may be paid through the delivery of shares of the Company's common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of common stock may also be permitted at the discretion of the Board of Directors.

         Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

         The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not without shareholder approval make any amendment which would materially modify the eligibility requirements for the Plans or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

         Summary. The following sets forth certain information, as of February 15, 2000, concerning the stock options and stock bonuses granted by the Company. Each option represents the right to purchase one share of the Company's Common Stock.

    The total shares reserved under each Plan includes shares authorized by the year 2000 Plans which are being submitted to the Company's shareholders for their approval at the March 17, 2000 meeting.

                          Total         Shares
                          Shares      Reserved for     Shares       Remaining
                         Reserved     Outstanding    Issued as    Options/Shares
Name of Plan            Under Plans     Options     Stock Bonus    Under Plans

Incentive Stock
   Option Plans          1,600,000      953,850         N/A          604,983
Non-Qualified Stock
   Option Plans          3,260,000    2,042,046         N/A          510,160
Stock Bonus Plans          840,000          N/A     471,804          368,196

         Of the shares issued pursuant to the Company's Stock Bonus Plans 70,303 shares have been issued as part of the Company's contribution to its 401(k) plan and 400,000 shares have been issued to Maximilian de Clara, the Company's President, for services rendered to the Company.

Transactions with Related Parties

    The MULTIKINE technology being tested by the Company was developed by a group of researchers and was assigned, during l980 and l98l, to Hooper Trading Company, N.V., a Netherlands Antilles' corporation ("Hooper"), and Shanksville Corporation, also a Netherlands Antilles corporation ("Shanksville"). The MULTIKINE technology assigned to Hooper and Shanksville was licensed to Sittona Company, B.V., a Netherlands corporation ("Sittona"), effective September, l982 pursuant to a licensing agreement which required Sittona to pay Hooper and Shanksville royalties on income received by Sittona with respect to the MULTIKINE technology. In l983, Sittona licensed the MULTIKINE Technology to the Company and received from the Company a $1,400,000 advance royalty payment. At such time as the Company generated revenues from the sale or sublicense of this technology, the Company was required to pay royalties to Sittona equal to l0% of net sales and l5% of the licensing royalties received from third parties. In that event, Sittona, pursuant to its licensing agreements with Hooper and Shanksville, was required to pay to those companies a minimum of l0% of any royalty payments received from the Company. The license agreement with Sittona also required the Company to bear the expense of preparing, filing and processing patent applications and to obtain and maintain patents in the United States and foreign countries on all inventions, developments and improvements made by or on behalf of the Company relating to the MULTIKINE technology. The license was to remain in effect until the expiration or abandonment of all patent rights or until the MULTIKINE technology entered into the public domain, whichever was later.

     Prior to October 1996, Maximilian de Clara, an Officer, Director and shareholder of the Company, owned 50% and 30%, respectively, of Hooper and Shanksville. Between 1985 and October 1996 Mr. de Clara owned all of the issued and outstanding stock of Sittona. In October 1996, Mr. de Clara disposed of his interest in Hooper, Shanksville and Sittona.

    In January 1997 Hooper and Shanksville sold all of their rights in the MULTIKINE technology to Sittona. Immediately following these transactions, Sittona sold all of its rights in the MULTIKINE technology to the Company, including all rights acquired from Hooper and Shanksville, in consideration for $500,000 in cash and 751,678 shares of the Company's common stock.

    In October 1996 the Company loaned $300,000 to Mr. de Clara. The loan carried an interest rate of 5% and originally was due on December 31, 1996. The maturity of the loan was subsequently extended to October 1, 1998. Payments were made on the loan and the balance outstanding on September 30, 1998 was $70,809. The loan was paid in full on October 1, 1998.

    During the year ended September 30, 1999 the Company issued 200,000 shares of its common stock to Mr. de Clara for past services provided to the Company. In January 1999 the Company issued Mr. de Clara an additional 200,000 shares of common stock for past services provided to the Company.

Report on Executive Compensation

    The key components of the Company's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is the Company's policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation practices followed by other companies in the biotechnology industry is considered.

    The Company's long term incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account Company and individual performance, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

 In January 1996 the Company entered into a three-year employment agreement with Maximilian de Clara, the Company's President, which provided that during the twelve-month period ending January 2, 1999 the Company would pay Mr. de Clara a salary of $363,000. Effective April 12, 1999, the Company entered into a new three-year employment agreement with Mr. de Clara. In renewing Mr. de Clara's employment contract the Compensation Committee considered various factors, including Mr. de Clara's performance in his area of responsibility, Mr. de Clara's experience in his position, and Mr. de Clara's length of service with the Company. Effective August 1, 1997, the Company entered into a three-year employment agreement with Geert R. Kersten, the Company's Chief Executive Officer. During the fiscal year ending September 30, 1999 the cash compensation paid to Mr. de Clara and Mr. Kersten was based on these employment contracts. Since the terms of the employment contracts established the compensation paid to Mr. de Clara and Mr. Kersten, and except with respect to the renewal of Mr. de Clara's employment contract, there was no relationship between the Company's performance and Mr. de Clara's or Mr. Kersten's compensation for the last completed fiscal year. During the past year Mr. de Clara and Mr. Kersten, in accordance with the Company's salary reduction program, agreed to reduce a portion of the compensation payable pursuant to their employment contracts in exchange for stock options.

    Prior to April 9, 1999 the Compensation Committee held one meeting. Subsequent to April 9, 1999 the Compensation Committee did not formally meet as a separate committee, but rather held its meetings in conjunction with the Company's Board of Director's meetings.

    During the year ending September 30, 1999, the compensation paid to the Company's other executive officers was based on a variety of factors, including the performance in the executive's area of responsibility, the executive's individual performance, the executive's experience in his or her role, the executive's length of service with the Company, the achievement of specific goals established for the Company and its business, and, in certain instances, to the achievement of individual goals.

    Financial or stockholder value performance comparisons were not used to determine the compensation of the Company's other executive officers since the Company's financial performance and stockholder value are influenced to a substantial degree by external factors and as a result comparing the compensation payable to the other executive officers to the Company's financial or stock price performance can be misleading.

    During the year ended September 30, 1999 the Company granted options for the purchase of 514,000 shares of the Company's common stock to the Company's executive officers, which amount includes options for the purchase of 320,000 shares which were granted in accordance with the Company's Salary Reduction Plan. The Company's Salary Reduction Plan allows any employee to receive options (exercisable at market price at the time of grant) in exchange for a one-time reduction in the employee's salary. In granting the options to the Company's executive officers for the remaining 194,000 shares of the Company's common stock, the Board of Directors considered the same factors which were used to determine the cash compensation paid to such officers.

    During the year ended September 30, 1999 the Company issued 200,000 shares of its common stock to the Company's President, Maximilian de Clara, in return for past services provided to the Company.

    The foregoing  report has been  approved by the members of the  Compensation
Committee:

                               Maximilian de Clara
                               Alexander Esterhazy
                                 John Jacquemin

Stockholder Return Performance Graph

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Amex Market Value Index and the Biotechnology peer group for the five fiscal years ending September 30, 1999.

              Comparison of Five Year Cumulative Total Return Among Cel-Sci Corporation, the Amex Market Value and a Peer Group

                                          Cumulative Total Return

                                   9/94    9/95    9/96     9/97   9/98   9/99

Cel-Sci Corporation                100    33.64   41.82   52.73   19.09   36
Peer Group                         100    34.13   19.43   26.03   11.03   59
Amex Market Value Index            100   118.32  124.13  156.28  140.52  182

$100 invested on 09/30/93 in stock or index - including reinvestment of dividends. Fiscal year ending September 30.

    The members of the Peer Group used for purposes of the foregoing comparison, and their respective trading symbols, are: Pharmos Corp (PARS), Alpha 1 Biomedicals, Inc., (ALBM), Interferon Sciences, Inc., (IFSC), and AVANT Immuntherapeutics, Inc. (AVAN), formerly T Cell Sciences, Inc., (TCEL).

PROPOSAL TO ADOPT YEAR 2000 INCENTIVE STOCK OPTION PLAN

    Shareholders are being requested to vote on the adoption of the Company's year 2000 Incentive Stock Option Plan. The purpose of the year 2000 Incentive Stock Option Plan is to furnish additional compensation and incentives to the Company's officers and employees.

    The year 2000 Incentive Stock Option Plan, if adopted, will authorize the issuance of up to 500,000 shares of the Company's common stock to persons that exercise options granted pursuant to the plan. As of the date of this Proxy Statement the Company had not granted any options pursuant to this plan.

    The year 2000 Incentive Stock Option Plan was adopted by the Board of Directors on February 15, 2000. Any options granted under the year 2000 Incentive Stock Option Plan must be granted before February 15, 2010. If adopted, the year 2000 Incentive Stock Option Plan will function and be administered in the same manner as the Company's other Incentive Stock Option Plans. The Board of Directors recommends that the shareholders of the Company approve the adoption of the year 2000 Incentive Stock Option Plan.

PROPOSAL TO ADOPT YEAR 2000 NON-QUALIFIED STOCK OPTION PLAN

    Shareholders are being requested to vote on the adoption of the Company's year 2000 Non-Qualified Stock Option Plan. The Company's employees, directors and officers, and consultants or advisors to the Company are eligible to be granted options pursuant to the year 2000 Non-Qualified Plan as may be determined by the Company's Compensation Committee which administers the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

    The year 2000 Non-Qualified Plan, if adopted, will authorize the issuance of up to 500,000 shares of the Company's common stock to persons that exercise options granted pursuant to the Plan. As of the date of this Proxy Statement, no options have been granted pursuant to the year 2000 Non-Qualified Plan.

    The year 2000 Non-Qualified Plan was adopted by the Board of Directors on February 15, 2000. If adopted, the year 2000 Non-Qualified Plan will function and be administered in the same manner as the Company's other Non-Qualified Plans. The Board of Directors recommends that the shareholders of the Company approve the adoption of the year 2000 Non-Qualified Plan.

PROPOSAL TO ADOPT YEAR 2000 STOCK BONUS PLAN

    Shareholders are being requested to vote on the adoption of the Company's year 2000 Stock Bonus Plan. The purpose of the year 2000 Stock Bonus Plan is to furnish additional compensation and incentives to the Company's officers and employees and by allowing the Company to continue to make contributions to its 401(k) plan with shares of its common stock instead of cash.

    Since 1993 the Company has maintained a defined contribution retirement plan (also known as a 40l(k) Plan) covering substantially all the Company's employees. Prior to January 1, 1998 the Company's contribution to the 401(k) Plan was made in cash. Effective January 1, 1998 the Company's employees approved a change in the plan such that the Company's contribution is now made in shares of the Company's common stock as opposed to cash. The Company's contribution of common stock is made quarterly and is valued based upon the price of the Company's common stock on the American Stock Exchange. The Board of Directors is of the opinion that contributions to the 401(k) plan with shares of the Company's common stock serves to further align the shareholder's interest with that of the Company's employees.

    The year 2000 Stock Bonus Plan, if adopted, will authorize the issuance of up to 200,000 shares of the Company's common stock to persons granted stock bonuses pursuant to the plan. As of the date of this Proxy Statement the Company had not granted any stock bonuses pursuant to the year 2000 Stock Bonus Plan.

    The year 2000 Stock Bonus Plan was adopted by the Board of Directors on February 15, 2000. If adopted, this Plan will function and be administered in the same manner as the Company's existing Stock Bonus Plans. The Board of Directors recommends that the shareholders of the Company approve the adoption of the year 2000 Stock Bonus Plan.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche, independent certified public accountants, to audit the books and records of the Company for the fiscal year ended September 30, 2000. Deloitte & Touche served as the Company's independent public accountants for the fiscal year ended September 30, 1999. A representative of Deloitte & Touche is not expected to be present at the shareholders' meeting.

LEGAL PROCEEDINGS

      On November 24, 1999 F. Donald Hudson and Mark V. Soresi, two former directors of the Company, filed a lawsuit in the United States District Court for the District of Colorado against the Company and its four present directors:
Maximilian de Clara, Geert R. Kersten, Alexander G. Esterhazy, and John M. Jacquemin. The action was recently transferred to the United States District Court for the Eastern District of Virginia in Alexandria, Virginia, where it has been assigned Civil Action Number No. 00-232-A. As discussed more fully below, the complaint alleges that the April 12, 1999 meeting of the Company's Shareholders was improperly called, that the proxy statement filed in connection with that meeting was false and misleading, and that the proxy statement failed to comply with certain SEC regulations. The Company has responded to the allegations in the complaint and believes the claims asserted by Messrs. Hudson and Soresi are without merit.

      Messrs. Hudson and Soresi allege that the proxy statement was misleading because it did not disclose that, in early 1999, they purported to take action as members of the Compensation Committee of the Company's Board of Directors. In the Company's view, however, the applicable SEC regulations required only the disclosure of the number of Compensation Committee meetings during the last fiscal year. The Company's last fiscal year prior to the April 12, 1999 meeting ended on September 30, 1998. The Proxy Statement that preceded the shareholders' meeting accurately reported that the Compensation Committee did not hold any meetings during that fiscal year.

      As disclosed in the proxy statement, Messrs. Hudson and Soresi were two of the three members of the Compensation Committee prior to the April 12, 1999 shareholders' meeting. Mr. de Clara was the third member of that Committee. On February 16, 1999, Messrs. Hudson and Soresi purported to hold a meeting of the Compensation Committee at which they resolved to immediately initiate a review of Mr. de Clara's employment contract. Their resolution which the two of them prepared and approved in advance of the meeting - defined the review to include
(i) a review of the Company's operational and financial performance during Mr. de Clara's tenure as President of the Company, (ii) an evaluation of Mr. de Clara's performance during his tenure as President, (iii) a review of all expense reports submitted by Mr. de Clara for reimbursement by the Company, (iv) a review of the Company's general and administrative expenses in recent years,
(v) a determination of the value of the professional services rendered by Mr. de Clara, and (vi) an evaluation of all other matters considered by the Compensation Committee to be relevant to the inquiry. Subject to approval by the Board of Directors, Messrs. Hudson and Soresi also resolved to retain a new law firm as outside counsel to the Compensation Committee at the Company's expense.

      CEL-SCI's Board of Directors met on March 16, 1999, but took no action on the proposal by Messrs. Hudson and Soresi to retain a new law firm for the Compensation Committee. In a letter to Mr. Kersten on the same day, Messrs. Soresi and Hudson requested documents and information to assist with an "audit" that they said would be "broken out into five sections" as follows:

1) An audit of the $300,000 loan to Mr. de Clara in October, 1996. (CEL-SCI's Forms 10-K for the fiscal years ended September 30, 1997 and 1998 disclosed the making of a $300,000 loan to an officer and director. Its complete repayment in October of 1998 was reported in CEL-SCI's Form 10-Q for the quarter ended March 31, 1999.)

2)   An audit of Mr. de Clara's employment agreement and salary thereunder.

3)   An audit and explanation of Mr. de Clara's expense reimbursements.

4)   An audit and  explanation of:

     a) Mr. de Clara's CEL-SCI option grants, when they were granted and to whom if not granted to Mr. de Clara (i.e. one of the offshore corporations in which he may have, or have had, an interest).
     b)   CEL-SCI stock that Mr. de Clara has received,  and

5) An audit of any and all payments to any companies owned or partially owned by Mr. de Clara.

     Mr. Kersten responded to plaintiffs' March 16, 1999 request in a letter dated March 19, 1999. Among other things, he advised them as follows:

1)   The $300,000 loan was fully repaid.

2) At the Board meeting on March 16, 1999, Messrs. Hudson and Soresi were shown their own signatures on the Board minutes approving Mr. de Clara's employment contract.

3)   No company affiliated with Mr. de Clara has ever received stock options.

4) All of Mr. de Clara's stock options were approved by Messrs. Hudson and Soresi as Board members and were listed in CEL-SCI's annual reports on Form 10-K.

5) Any affiliation of Mr. de Clara to a company working with or for CEL-SCI was clearly disclosed in CEL-SCI's annual reports on Form 10-K.

6) The letter from Messrs. Hudson and Soresi asserted that "[t]here have been stock options granted to some companies on behalf of Mr. de Clara. This type of transaction took place, for example, at the time when CEL-SCI bought the MULTIKINETM technology from Mr. de Clara." Mr. Kersten responded to that assertion with the following points

  a) MULTIKINETM was acquired from an unaffiliated, unrelated party, not Mr.de Clara.
  b)  There were no stock options  involved in the  transaction.

  c) Messrs. Hudson and Soresi both approved the transaction in Board minutes dated January 7, 1997.
  d) CEL-SCI's annual report on Form 10-K describes the transaction in great detail.

      The Company believes that the actions by Messrs. Soresi and Hudson were part of an effort by them to acquire control of the Company and convert it from a biotechnology firm into an Internet company.

      The complaint makes a number of other allegations, which are summarized briefly below. For example, the complaint also alleges that the April 12, 1999 meeting of shareholders was not properly called because it was not an "annual meeting" authorized by the Company's Board of Directors. As disclosed in the Proxy Statement that preceded the meeting, however, the meeting was a "special meeting" called by Mr. de Clara in his capacity as the Company's President. The Company's bylaws permitted the Company's President to call such a meeting. Because the meeting was called in accordance with the bylaws, the Company funded the costs of printing and mailing the notice of the meeting and the proxy statement, as well as the costs of the meeting itself.

       Messrs. Soresi and Hudson complain that they were not nominated by management for new terms on the Board of Directors. However, they had no right to be so nominated, they did not solicit proxies in opposition to management's candidates, and they did not bring an action asserting that the meeting was invalid until seven months after their replacements were seated on the Board of Directors.

       The complaint alleges that a preliminary proxy should have been filed with the SEC in advance of the meeting, and that the proxy statement's Report on Executive Compensation failed to comply with SEC regulations because it was issued over the names of Messrs. de Clara and Kersten. The Company believes that the proxy statement was issued in accordance with applicable law and that no preliminary filing was required.

       The complaint also alleges that the Company paid too much when it purchased the MULTIKINE technology from Sittona Company, B.V. ("Sittona") in 1997, that the board of directors was deceived when it relied on a report obtained from the accounting firm of Coopers & Lybrand that appeared to justify the purchase price, that, as part of the purchase, Mr. de Clara agreed to step down as President of the Company when his employment agreement expired in 1999, and that Mr. de Clara secretly retained a financial interest, if not in Sittona, then in the licenses, patents, and other know-how which Sittona sold to the Company.

       The Company believes those claims are without merit.

      The complaint also alleges that Messrs.  de Clara and Kersten have engaged in "self-dealing  transactions  with the Company that are unfair to CEL-SCI...."
As examples of such alleged misconduct, the complaint cites amounts of compensation paid to the two men under their employment agreements with the Company, and also alleges that the terms of Mr. de Clara's contract as executed differed from those approved by the Board of Directors. In particular, plaintiffs allege that the "evergreen" and change of control provisions in Mr. de Clara's employment contract were not approved by the Company's board of directors.

      The Company believes those claims have no merit. The amounts of compensation paid to Messrs. de Clara and Kersten have been publicly reported in the Company's regular SEC filings, some of which were signed by plaintiffs while they were members of the Company's board of directors. Moreover, Messrs. Soresi and Hudson personally signed the resolution approving Mr. de Clara's employment contract, a copy of which was attached to the resolution they signed.

      The Company believes that an informed decision by the shareholders to re-elect the current slate of directors will moot many of the issues raised in the complaint by eliminating any question about the authority of the currently constituted Board of Directors to act on behalf of the Company. The Company believes it is in the interest of the Company and all of its shareholders to eliminate any such doubt. The full text of the complaint filed by Messrs. Hudson and Soresi may be obtained from the Company. In addition, the case file is available for public review during regular business hours at the Clerk's Office of the Federal Courthouse at 401 Courthouse Square in Alexandria, Virginia.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

    The Company's Annual Report on Form 10-K for the year ending September 30, 1999 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.

SHAREHOLDER PROPOSALS

    Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following the Company's year ending September 30, 2000 must be received by the Secretary of the Company no later than December 31, 2000.

GENERAL

    The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense. The Company's annual report, including financial statements for the 1998 fiscal year, is included in this mailing.

    The Company's Board of Directors do not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

    Please complete, sign and return the enclosed proxy promptly. No postage is required if mailed in the United States.

                               CEL-SCI CORPORATION

           This Proxy is solicited by the Company's Board of Directors

    The undersigned stockholder of the Company, acknowledges receipt of the Notice of the Annual Meeting of Stockholders, to be held March 17, 2000, 10:00 A.M. local time, at the Tyson's Corner Marriott, 8028 Leesburg Pike, Vienna, Virginia 22182, and hereby appoints Maximilian de Clara or Geert R. Kersten with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

     (1) To elect the directors who shall constitute the Company's Board of Directors for the ensuing year.

 __
/__/   FOR all nominees  listed below (except as marked to the contrary below)

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)
 __
/__/    WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:

    Maximilian de Clara Geert R. KerstenAlexander G. Esterhazy John M. Jacquemin

     (2) To approve the adoption of the Company's year 2000 Incentive Stock Option Plan.

                      __           __             __
                     /_/ FOR      /_/ AGAINST    /_/ ABSTAIN


    (3) To approve the adoption of the Company's year 2000 Non-Qualified Stock Option Plan.
                     __           __             __
                    /_/ FOR      /_/ AGAINST    /_/ ABSTAIN

    (4)  To approve the adoption of the Company's year 2000 Stock Bonus Plan

                     __           __             __
                    /_/ FOR      /_/ AGAINST    /_/ ABSTAIN

    (5) To ratify the appointment of Deloitte & Touche as the Company's independent accountants for the fiscal year ending September 30, 2000.


                     __           __             __
                    /_/ FOR      /_/ AGAINST    /_/ ABSTAIN


         To transact such other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 THROUGH 5.

                                  Dated this ___ day of _________, 2000.


                                             ________________________
                                                     (Signature)


                                              ________________________
                                                     (Signature)

    Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

    Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

                              Hart & Trinen, L.L.P.
                                Attorneys at Law
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061
                               (303) 839-5414 Fax

                               February ____, 2000


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

    Re:  CEL-SCI Corporation
         Commission File No. 0-11503


    On behalf of the above-captioned Company, enclosed herewith please find a copy of the Company's Definitive Proxy Statement and proxy. These materials will be mailed to the security holders of the Company on __________.


                                       Very truly yours,

                                       HART & TRINEN, L.L.P.


                                       By William T. Hart

WTH:tg
Enclosures